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                                                                  Exhibit (j)(2)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 23 to Registration Statement (Form N-1A, 33-78264) of Excelsior Funds Trust (formerly, Excelsior Institutional Trust) of our report dated May 15, 2001 on the financial statements and financial highlights included in the 2001 Annual Report to Shareholders.





                                              /s/ Ernst & Young LLP
                                                  Ernst & Young LLP



Boston, Massachusetts
July 27, 2001